EXHIBIT 99

VCAT Reports Results for the Three and Six Months

Ended December 31, 2004

San Diego, California, February 11, 2005 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported operating results for the three and six months ended December 31, 2004.

Three Months Ended December 31, 2004 Results

VCAT reported a net loss for the three months ended December 31, 2004, of $13,000 or nil per share. This compares with a net loss of $75,000, or $0.01 loss per share, for the three months ended December 31, 2003.

Revenues for the three months ended December 31, 2004 were $1,745,000, as compared to $1,952,000 during the three months ended December 31, 2003. Revenues from consulting services in the current period were $1,725,000, compared to $1,951,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $20,000, as compared to $1,000 in the same period last year.

Costs of revenues were $884,000 during the three months ended December 31, 2004, as compared to $1,021,000 during the three months ended December 31, 2003.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $924,000 during the three months ended December 31, 2004, compared to $742,000 during the three months ended December 31, 2003.

Other income was $29,000 during the three months ended December 31, 2004. During the three months ended December 31, 2003, other expense was $263,000.

For the three months ended December 31, 2004, VCAT recorded an income tax benefit of $21,000. VCAT did not record an income tax benefit for the three months ended December 31, 2003.

Six Months Ended December 31, 2004 Results

VCAT reported a net loss for the six months ended December 31, 2004, of $70,000 or $0.01 loss per share. This compares with a net loss of $85,000, or $0.01 loss per share, for the six months ended December 31, 2003.

Revenues for the six months ended December 31, 2004 were $3,489,000, as compared to $3,904,000 during the six months ended December 31, 2003. Revenues from consulting services in the current period were $3,450,000, compared to $3,902,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $39,000, as compared to $3,000 in the same period last year.

Costs of revenues were $1,913,000 during the six months ended December 31, 2004, as compared to $1,861,000 during the six months ended December 31, 2003.

Operating expenses, consisting of general and administrative, sales and marketing and research and development, were $1,797,000 during the six months ended December 31, 2004 compared to $1,624,000 during the six months ended December 31, 2003.

Other income was $43,000 during the six months ended December 31, 2004. Other expense was $505,000 during the six months ended December 31, 2003.

For the six months ended December 31, 2004, VCAT recorded an income tax benefit of $109,000. VCAT did not record an income tax benefit for the six months ended December 31, 2003.

As of December 31, 2004, VCAT’s unrestricted cash and cash equivalents balance was $3,236,000.

About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California. For more information, please contact Andrew Laub for investor relations at (858) 385-1000 or ir@vcat.com.

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31,

(unaudited)

	2004	2003
Revenues:
Consulting services	$1,725,000	$1,950,900
Software products and related services	19,848	882

Total revenues	1,744,848	1,951,782
Cost of revenues:
Consulting services	630,115	727,797
Software products and related services	254,163	292,998

Total cost of revenues	884,278	1,020,795

Gross profit	860,570	930,987

Operating expenses:
General and administrative	755,052	639,140
Sales and marketing	156,520	90,955
Research and development	12,139	12,015

Total operating expenses	923,711	742,110

Operating (loss) profit	(63,141)	188,877

Other income (expense):
Interest income	12,631	14,206
Interest expense	—	(277,586)
Other gains	16,339	—

Other income (expense)	28,970	(263,380)

Net loss before income tax benefit	(34,171)	(74,503)
Income tax benefit	21,000	—

Net loss	(13,171)	(74,503)

Basic and diluted loss per share:
Net loss per share—basic and diluted	$(.00)	$(.01)

Weighted average common shares outstanding
Basic and diluted	7,206,598	7,206,598

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended December 31,

(unaudited)

	2004	2003
Revenues:
Consulting services	$3,450,000	$3,901,800
Software products and related services	38,971	2,698

Total revenues	3,488,971	3,904,498
Cost of revenues:
Consulting services	1,243,662	1,330,950
Software products and related services	669,181	529,735

Total cost of revenues	1,912,843	1,860,685

Gross profit	1,576,128	2,043,813

Operating expenses:
General and administrative	1,400,015	1,268,909
Sales and marketing	372,459	329,561
Research and development	24,975	25,730

Total operating expenses	1,797,449	1,624,200

Operating (loss) profit	(221,321)	419,613

Other income (expense):
Interest income	26,018	28,044
Interest expense	—	(532,961)
Other gains	16,606	—

Other income (expense)	42,624	(504,917)

Net loss before income tax benefit	(178,697)	(85,304)
Income tax benefit	109,000	—

Net loss	(69,697)	(85,304)

Basic and diluted loss per share:
Net loss per share—basic and diluted	$(.01)	$(.01)

Weighted average common shares outstanding
Basic and diluted	7,206,598	7,206,598

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